                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Developers Diversified Realty Corporation of our reports dated April 12, 2004 relating to the financial statements of Benderson Development Company Portfolio I and Benderson Development Company Portfolio II for the year ended December 31, 2003, which appear in Developers Diversified Realty Corporation's Current Report on Form 8-K dated March 31, 2004.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
June 29, 2004